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                                                                   EXHIBIT 99.1
FOR IMMEDIATE RELEASE


                  PRECEPT BUSINESS SERVICES RECEIVES $40 MILLION
                                BANK LINE OF CREDIT

                             CREDIT FACILITY TO PROVIDE
                        ADDITIONAL FINANCING FOR ACQUISITIONS

DALLAS, Texas (March 25, 1999) - Precept Business Services, Inc. ("PBSI"), the nation's largest independent distributor of printed business products and document management services and one of the largest providers of corporate personnel transportation services in the United States, today announced that it has completed a $40 million line of credit facility with a banking syndicate led by Bank One, one of the country's leading money center banks.

This $40 million secured facility will be available to Precept based on its annual pro-forma cash flows. Precept plans to use the facility to finance acquisitions as it continues to consolidate two highly fragmented business service industries -- business products distribution and corporate personnel transportation. In addition, the facility will be available for general corporate purposes. Precept intends to increase the size of the facility in the future as it continues to execute its industry consolidation strategy and generate internal growth opportunities.

"This new and expanded bank facility will permit Precept to continue its aggressive growth-by-acquisition strategy in the next year," stated David Neely, Chairman and Chief Executive Officer of Precept Business Services, Inc.
"Precept plans on pursuing acquisitions in the business and printed products distribution segments of the business products industry and in the town car and limousine transportation segment of the corporate transportation industry. We are pleased to have two national banking institutions, Bank One and Wells Fargo, participating with Precept as we pursue our strategic objectives."

"During the past twelve months, Precept has acquired six printed business products distribution companies and five corporate transportation companies. These acquisitions have contributed to our 65% growth in annualized revenue. With a combination of cash financing from our banks, seller notes and common stock, Precept has been able to effectively execute its acquisition strategy, and the new bank line will allow us to pick up the pace of acquisitions in the future," concluded Mr. Neely.

"Bank One is pleased to take the lead position in providing capital that will allow Precept to continue its record of strong growth," said Cory Olson, Managing Director with Bank One Capital Markets.

Precept Business Services, Inc. is the nation's largest nationwide independent distributor of


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printed business products and document management services.  The Company also provides corporate transportation services in Texas, New York, New Jersey, Ohio and Michigan. Recent acquisitions have diversified the Company's revenue base and positioned Precept as a consolidator within the $20 billion business products and document management services industry, and the $12 billion corporate transportation industry. The Company is headquartered in Dallas, Texas and its common stock is traded on Nasdaq under the symbol "PBSI".

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     "FORWARD-LOOKING" STATEMENTS, USUALLY CONTAINING THE WORDS "BELIEVE",
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                      For further information, please contact:

                        Bill Solomon, CFO at (214) 754-6620
                                         or
        R. Jerry Falkner, CFA, Investor Relations Counsel at (800) 377-9893